Exhibit 99.1


                     UnionBanCal Corporation Reports Fourth
                       Quarter and Full Year 2006 Results



    SAN FRANCISCO--(BUSINESS WIRE)--Jan. 18, 2007--UnionBanCal
Corporation (NYSE:UB)



2006 Highlights:
----------------------------------------------------------------------

-- Record revenue from continuing operations of $2.7 billion
-- Income from continuing operations of $764 million
-- Strong year-end capital levels, with tangible equity ratio at
   7.84 percent
-- Excellent asset quality metrics, including 31 percent reduction in nonperforming assets and year-end nonperforming assets to total assets ratio of 0.08 percent

Fourth Quarter 2006 Highlights:
----------------------------------------------------------------------

-- Strong year-over-year organic loan growth

    -- Average total loans up 13 percent

    -- Average commercial loans up 18 percent

    -- Average residential mortgage loans up 10 percent

-- Annualized average all-in cost of funds of 2.31 percent
-- Average noninterest bearing deposits comprised 39 percent of average total deposits


    UnionBanCal Corporation (NYSE:UB) today reported fourth quarter 2006 net income of $226.4 million, or $1.61 per diluted common share. Income from continuing operations was $227.7 million, or $1.61 per diluted common share, including $72.8 million, or $0.51 per diluted common share, in state income tax refunds, and $5.3 million, or $0.04 per diluted common share in tax adjustments. Excluding these items, income from continuing operations for fourth quarter was $149.6 million, or $1.06 per diluted common share. Income from continuing operations for fourth quarter 2005 was $162.2 million, or $1.10 per diluted common share, including a $22.9 million, or $0.16 per diluted common share, after-tax loss on the sale of securities related to the rebalancing of the Company's securities portfolio. Adjusting for this item, income from continuing operations for fourth quarter 2005 was $1.26 per diluted common share.

    For the full year 2006, the Company reported net income of $753 million, or $5.24 per diluted common share, and income from continuing operations of $764 million, or $5.31 per diluted common share. For the full year 2005, the Company reported net income of $863 million, or $5.84 per diluted common share, and income from continuing operations of $731 million, or $4.94 per diluted common share. Income from continuing operations for 2006 included stock option expense of $22.1 million, or $0.10 per diluted common share, versus none in 2005, and $72.8 million, or $0.51 per diluted common share, in state income tax refunds. Adjusting for these items, income from continuing operations for the full year 2006 was $4.90 per diluted common share, a decline of 0.8 percent versus prior year.

    "While 2006 was a challenging year, we still recorded record revenue from continuing operations of $2.7 billion, and income from continuing operations of $764 million," stated Takashi Morimura, President and Chief Executive Officer. "Loan growth was strong throughout the year and, despite a challenging interest rate environment and competitive pressures, we successfully defended our core deposit customer base.

    "During 2006, we increased our common stock dividend by 15 percent, and invested $452 million in the repurchase of 7.1 million shares. We returned $710 million to our shareholders in the form of dividends and buybacks, representing 94 percent of our net income.

    "The Company is well-positioned competitively and financially entering the new year. We begin 2007 with good momentum in our lending businesses, excellent asset quality and strong capital levels."

    Added Chief Operating Officer Philip Flynn, "Core earnings per share declined from third quarter, but were consistent with the forecast we provided in October. More importantly, we are seeing signs that our deposit challenges are moderating. The migration out of noninterest bearing into interest bearing deposit products has slowed, and pricing on the interest bearing product line has moderated in our markets. Sequential quarter loan growth was excellent, with average commercial loans, excluding loans to title and escrow companies, up almost 9 percent annualized, and average residential mortgages up more than 8 percent annualized."

    Summary of Fourth Quarter Results from Continuing Operations

    Adjusting for the tax-related items more fully described in the Income Tax Expense section, fourth quarter 2006 income from continuing operations was $149.6 million, or $1.06 per diluted common share, compared with $1.26 per diluted common share a year earlier, which reflects an adjustment for the loss on the sale of securities, described above. Total revenue increased 1 percent, compared with fourth quarter 2005. A 1.8 percent increase in noninterest income (adjusted for the loss on the sale of securities in fourth quarter
2005) was offset by a 6.9 percent decrease in net interest income. The decrease in net interest income was primarily due to a deposit mix shift, reflecting customer decisions to shift balances from noninterest bearing and low-cost deposits into higher-cost deposits. The unfavorable deposit mix change offset strong loan growth. The total provision for credit losses was $5 million, compared with negative $5 million in fourth quarter 2005. For fourth quarter 2006, noninterest expense was up 2.9 percent from the same quarter a year earlier. Adjusting for the impact of stock option expense, which commenced January 1, 2006, noninterest expense increased 1.8 percent.

    Fourth Quarter Total Revenue From Continuing Operations

    For fourth quarter 2006, total revenue (taxable-equivalent net interest income plus noninterest income) was $673 million, up 1.1 percent compared with fourth quarter 2005. Net interest income decreased 6.9 percent, and noninterest income increased 22.2 percent. Excluding a $36.8 million loss on the sale of securities related to the rebalancing of the securities portfolio executed in fourth quarter 2005, total revenue was down 4.2 percent, with net interest income decreasing 6.9 percent, and noninterest income increasing 1.8 percent. Compared with third quarter 2006, total revenue decreased 0.8 percent, with net interest income decreasing 2.6 percent and noninterest income increasing 3.2 percent.

    Fourth Quarter Net Interest Income (Taxable-equivalent) From
Continuing Operations

    Net interest income was $449 million in fourth quarter 2006, down $33.2 million, or 6.9 percent, from the same quarter a year ago, primarily due to a deposit mix shift from noninterest bearing and low-cost deposits into higher-cost deposits, partially offset by solid growth in loans and higher yields on earning assets.

    Average earning assets increased $3.4 billion, or 7.8 percent, compared to 2005, primarily due to a $4.2 billion, or 12.7 percent, increase in average loans. Average commercial loans increased $2.2 billion, or 18.3 percent; average residential mortgages increased $1.1 billion, or 9.7 percent; and average construction loans increased $0.8 billion, or 54.4 percent. $746 million, or 34 percent, of the increase in average commercial loans was attributable to title and escrow loans, which are highly rate-advantaged loans and are more volatile than other commercial loans. Excluding title and escrow loans, average commercial loans grew 12.8 percent, year over year. The increase in construction loans is primarily related to income properties, where business fundamentals continue to be healthy. Average securities declined $0.5 billion, or 5.5 percent.

    Compared to fourth quarter 2005, average interest bearing deposits increased $4.2 billion, or 20.0 percent, while average noninterest bearing deposits decreased $3.1 billion, or 16.3 percent. The decline in noninterest bearing deposits was primarily due to a $2.0 billion, or 15.8 percent, decrease in average other commercial noninterest bearing deposits and a $0.7 billion, or 22.1 percent, decrease in average title and escrow deposits. Average other commercial noninterest bearing deposits declined primarily due to changes in customer behavior in response to rising short-term interest rates, and average title and escrow deposits decreased due to lower residential real estate activity. Average consumer noninterest bearing deposits decreased $392 million, or 12.2 percent.

    Average noninterest bearing deposits represented 39.0 percent of average total deposits in fourth quarter 2006. The annualized average all-in cost of funds was 2.31 percent, reflecting the Company's strong average core deposit-to-loan ratio of 91 percent and the high proportion of noninterest bearing deposits to total deposits.

    The average yield on earning assets of $46.9 billion was 6.06 percent, up 55 basis points over fourth quarter 2005, with the average loan yield increasing 37 basis points. The average rate on interest bearing liabilities of $29.4 billion was 3.58 percent, up 153 basis points compared with fourth quarter 2005, reflecting higher short-term interest rates, an unfavorable change in deposit mix, and heightened competition for deposits. The net interest margin in fourth quarter 2006 was 3.81 percent, compared with 4.42 percent in fourth quarter 2005.

    On a sequential quarter basis, net interest income decreased $12 million, or 2.6 percent. Average loans increased $1.5 billion, or 4.3 percent. Average commercial loans increased $931 million, or 7.0 percent, with average loans to title and escrow companies increasing $655 million, or 80.5 percent. Average residential mortgages increased $251 million, or 2.1 percent, and average construction loans increased $192 million, or 9.6 percent. Average noninterest bearing deposits decreased $858 million, or 5.0 percent, with commercial noninterest bearing deposits decreasing $751 million, or 5.3 percent, and consumer noninterest bearing deposits decreasing $107 million, or 3.7 percent. Average title and escrow deposits decreased $11 million, or 0.5 percent. The average yield on earning assets was flat and the average rate on interest bearing liabilities increased 17 basis points. The net interest margin decreased 19 basis points to 3.81 percent.

    Fourth Quarter Noninterest Income From Continuing Operations

    In fourth quarter 2006, noninterest income was $224 million, up $41 million, or 22.2 percent, from the same quarter a year ago. Excluding a $36.8 million loss on the sale of securities in fourth quarter 2005, noninterest income increased 1.8 percent from the same quarter a year ago. Service charges on deposit accounts decreased $2.9 million, or 3.7 percent, primarily due to lower account analysis fees, stemming from an increase in the earnings credit rate on deposit balances and lower noninterest bearing deposit balances. Trust and investment management fees increased $2.6 million, or 5.5 percent, primarily due to an increase in trust assets. Merchant banking fees increased $5.6 million, or 68.3 percent, primarily due to a higher volume of syndications completed in fourth quarter 2006. Brokerage commissions and fees increased $2.0 million, or 27.7 percent, primarily due to higher business volumes. Securities gains (losses), net, for fourth quarter 2005 reflected a $36.8 million loss on the sale of $1 billion of agency debentures associated with the rebalancing of the Company's securities portfolio.

    Compared with the preceding quarter, fourth quarter 2006 noninterest income increased $6.9 million, or 3.2 percent. Service charges on deposit accounts decreased $2.0 million, or 2.5 percent, primarily due to lower noninterest bearing deposit balances. Trust and investment management fees increased $1.5 million, or 3.1 percent, primarily due to an increase in trust assets. Merchant banking fees increased $2.3 million, or 19.3 percent, primarily due to a higher volume of syndications completed in fourth quarter.

    Fourth Quarter Noninterest Expense From Continuing Operations

    Noninterest expense for fourth quarter 2006 was $442 million, an increase of $12.5 million, or 2.9 percent, over fourth quarter 2005. Salaries and employee benefits expense increased $18.3 million, or 7.9 percent, primarily due to higher severance expense, annual merit increases, higher employee count and higher stock option expense, partially offset by lower accruals for incentive and bonus expense. Stock option expense was $4.8 million, compared with none in fourth quarter 2005. Net occupancy expense decreased $2.4 million, or 5.8 percent, primarily due to charges associated with the consolidation of offices in San Francisco incurred in fourth quarter 2005. Outside services expense decreased $14.8 million, or 36.0 percent, primarily due to lower cost of services related to title and escrow balances. Professional services expense increased $10.5 million, primarily due to higher compliance-related expense in fourth quarter 2006. There was a $2.0 million provision for losses on off-balance sheet commitments in fourth quarter 2006, compared with $5.0 million in fourth quarter 2005. Other noninterest expense increased $5.0 million, or 15.6 percent, primarily due to expense associated with low income housing tax credit projects.

    Excluding the effect of stock option expense, noninterest expense increased $7.7 million, or 1.8 percent, compared with prior year.

    Compared with third quarter 2006, noninterest expense increased $24.7 million, or 5.9 percent, which was largely due to higher expenses for severance, compliance activities, low income housing tax credit projects and off-balance sheet commitments. Severance expense was $7.9 million, up $5.5 million compared with prior quarter, due to workforce reductions implemented in the fourth quarter. Compliance-related professional services expense was $6.3 million, up $2.9 million compared with prior quarter. Expense associated with low income housing tax credit projects was $8.4 million, up $4.3 million compared with prior quarter, primarily due to the completion of a historic building preservation project. The provision for losses on off-balance sheet commitments was $2.0 million, compared with none in the prior quarter.

    Salaries and employee benefits expense increased $6.2 million, or
2.5 percent, primarily due to higher severance expense. Outside services expense decreased $5.7 million, or 17.9 percent, primarily due to lower cost of services related to title and escrow balances. Professional services expense increased $7.7 million, or 63.2 percent, primarily due to higher compliance-related expense.

    Income Tax Expense From Continuing Operations

    The effective tax rate for the fourth quarter 2006 was (0.7) percent, compared with an effective tax rate of 33.8 percent for fourth quarter 2005. Fourth quarter 2006 tax expense included a credit of $72.8 million, or $0.51 per diluted common share, to reflect a refund of California franchise taxes received as a result of the settlement of refund claims filed for the years 1989 through 1995. Fourth quarter 2006 tax expense also included a positive adjustment of $5.3 million, or $0.04 per diluted common share, relating to a change in the estimated current year California tax rate on the worldwide unitary method. Adjusting for these two items, the effective tax rate for fourth quarter 2006 was 33.8 percent.

    The effective tax rate for the full year 2006 was 26.2 percent (33.3 percent before adjusting for the California refund), compared with an effective tax rate of 32.8 percent for 2005.

    Full Year Results From Continuing Operations

    Total revenue for 2006 was a record $2.7 billion, up $75 million, or 2.8 percent, compared with 2005. Net interest income was flat, and noninterest income increased 9.2 percent.

    Net interest income was $1.8 billion in 2006, flat with prior year. Average loans increased $4.3 billion, or 13.5 percent, while average total deposits increased $0.6 billion, or 1.5 percent. A $2.4 billion increase in average interest bearing deposits was offset by a $1.9 billion, or 9.9 percent, decrease in average noninterest bearing deposits. This deposit mix shift was due to changes in customer behavior in response to rising short-term interest rates. The net interest margin was 4.09 percent, down 22 basis points.

    Noninterest income in 2006 was $878 million, an increase of $74 million, or 9.2 percent, over 2005. Service charges on deposit accounts decreased $4.2 million, or 1.3 percent. Trust and investment management fees increased $21.6 million, or 12.4 percent, primarily due to growth in trust assets. Securities gains (losses), net, were $2.2 million, compared with $(50.0) million in 2005.

    For the full year 2006, noninterest expense increased $79 million, or 4.9 percent. Salaries and employee benefits expense increased $62.2 million, or 6.7 percent, primarily due to $22.1 million in stock option expense in 2006, merit increases, higher employee count, higher severance expense and higher contract labor expense, reflecting compliance-related initiatives, partially offset by lower accruals for incentive and bonus expense. Professional services expense increased $18.1 million, or 39.8 percent, primarily due to higher compliance-related expense. Advertising and public relations expense increased $7.2 million, or 19.6 percent, primarily due to increased advertising and marketing activity in response to the competitive deposit market. Foreclosed asset income was $9.7 million higher in the full year 2006 compared with the full year 2005. The provision for losses on off-balance sheet commitments was negative $5 million in the full year 2006, compared with $4 million in the full year 2005.

    Credit Quality

    Nonperforming assets at December 31, 2006, were $42 million, or
0.08 percent of total assets. This compares with $48 million, or 0.09 percent of total assets, at September 30, 2006, and $62 million, or
0.12 percent of total assets, at December 31, 2005.

    In fourth quarter 2006, the total provision for credit losses was $5 million. The total provision for credit losses was zero in third quarter 2006 and negative $5 million in fourth quarter 2005. In fourth quarter 2006, net recoveries were $1 million, compared with net charge-offs of $2 million in third quarter 2006, and net charge-offs of $2 million in fourth quarter 2005.

    At December 31, 2006, the allowance for credit losses as a percent of total loans and as a percent of nonaccrual loans was 1.12 percent and 987 percent, respectively. These ratios were 1.14 percent and 850 percent, respectively, at September 30, 2006, and 1.32 percent and 744 percent, respectively, at December 31, 2005.

    Balance Sheet and Capital Ratios

    At December 31, 2006, the Company had total assets of $52.6 billion. Total loans were $36.7 billion and total deposits were $42.0 billion, resulting in a period-end deposit-to-loan ratio of 114 percent. Core deposits totaled $34.6 billion at quarter-end, representing 94 percent of total loans. At period-end, total stockholders' equity was $4.6 billion, the tangible equity ratio was
7.84 percent, and the ratio of tangible common equity to risk-weighted assets was 8.19 percent. Book value per share at December 31, 2006, was $32.86, up 3.9 percent from a year earlier. The Company's Tier I and total risk-based capital ratios at period-end were 8.68 percent and 11.71 percent, respectively.

    As of December 31, 2006, the Company adopted SFAS No. 158, Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans. The adoption resulted in a non-cash charge to shareholders' equity in the amount of $161 million, to record an unrealized loss associated with pension and other post-retirement benefits. The effect of this non-cash charge was a reduction in shareholders' equity of 3.4 percent, a reduction in book value per share of $1.16, and a reduction in the tangible equity ratio of 31 basis points. Per bank regulatory guidance, the SFAS 158 unrecognized loss had no impact on regulatory capital ratios at December 31, 2006.

    Stock Repurchases

    During fourth quarter 2006, the Company repurchased 1.8 million shares of common stock at a total price of $108 million, or an average of $59.22 per repurchased share. For the full year 2006, the Company repurchased 7.1 million shares of common stock at a total price of $452 million, or an average of $63.73 per repurchased share. At December 31, 2006, the Company had remaining repurchase authority of $150 million.

    Common shares outstanding at December 31, 2006, were 139.1 million, a decrease of 5.1 million shares, or 3.5 percent, from one year earlier.

    Discontinued Operations

    On September 22, 2005, the Company announced the signing of a definitive agreement to sell its international correspondent banking business to Wachovia Bank, N.A. Commencing in third quarter 2005, all results of the international correspondent banking business have been reported as a discontinued operation and all prior periods have been restated to reflect this accounting treatment. All of the assets and liabilities of the discontinued operations have been separately identified on the consolidated balance sheets (see Exhibit 4) and the average net assets or liabilities of the discontinued operations are reflected in the analysis of net interest margin (see Exhibits 6, 7 and 8).

    In the fourth quarter of 2006, the Company recorded a net loss from discontinued operations of $1.3 million, or less than $0.01 per diluted common share.

    First Quarter and Full Year 2007 Earnings Per Share Forecast

    The Company currently estimates that first quarter 2007 fully diluted earnings per share will be in the range of $1.02 to $1.07, including a total provision for credit losses of approximately $5 million.

    For the year, the Company currently estimates that fully diluted earnings per share will be in the range of $4.50 to $4.75, including a total provision for credit losses of approximately $40 million.

    Non-GAAP Financial Measures

    This press release contains certain references to financial measures identified as being stated on an "adjusted basis" or that adjust for or exclude tax refunds and adjustments, after-tax loss on the sale of securities, and stock option expense, which are adjustments from comparable measures calculated and presented in accordance with accounting principles generally accepted in the United States of America (GAAP). These financial measures, as used herein, differ from financial measures reported under GAAP in that they exclude unusual or non-recurring charges, losses, credits or gains. This press release identifies the specific items excluded from the comparable GAAP financial measure in the calculation of each non-GAAP financial measure. Because these items and their impact on the Company's performance are difficult to predict, management believes that financial presentations excluding the impact of these items provide useful supplemental information which is important to a proper understanding of the Company's core business results by investors. These presentations should not be viewed as a substitute for results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP financial measures presented by other companies.

    Forward-Looking Statements

    The following appears in accordance with the Private Securities Litigation Reform Act. This press release includes forward-looking statements that involve risks and uncertainties. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. Often, they include the words "believe," "expect," "target," "anticipate," "intend," "plan," "estimate," "potential," "project," or words of similar meaning, or future or conditional verbs such as "will," "would," "should," "could," or "may." They may also consist of annualized amounts based on historical interim period results. Forward-looking statements in this press release include those related to earnings forecasts, provision for credit losses, trends in deposit rates and balances and competition for deposits and their impact on the Company, and the Company's loan portfolio, business model, competitive positioning and earnings power.

    There are numerous risks and uncertainties that could and will cause actual results to differ materially from those discussed in the Company's forward-looking statements. Many of these factors are beyond the Company's ability to control or predict and could have a material adverse effect on the Company's stock price, financial condition, and results of operations or prospects. Such risks and uncertainties include, but are not limited to, adverse economic and fiscal conditions in California; increased energy costs; global political and general economic conditions related to the war on terrorism and other hostilities; fluctuations in interest rates; the controlling interest in UnionBanCal Corporation of The Bank of Tokyo-Mitsubishi UFJ, Ltd., which is a wholly-owned subsidiary of Mitsubishi UFJ Financial Group, Inc.; competition in the banking and financial services industries; deposit pricing pressures; the levels of commercial and residential real estate activity in our market; adverse effects of current and future banking laws, rules and regulations and their enforcement, or governmental fiscal or monetary policies; legal or regulatory proceedings; declines or disruptions in the stock or bond markets which may adversely affect the Company or the Company's borrowers or other customers; changes in accounting practices or requirements; and risks associated with various strategies the Company may pursue, including potential acquisitions, divestitures and restructurings.

    A complete description of the Company, including related risk factors, is discussed in the Company's public filings with the Securities and Exchange Commission, which are available by calling
(415) 765-2969 or online at http://www.sec.gov. All forward-looking statements included in this press release are based on information available at the time of the release, and the Company assumes no obligation to update any forward-looking statement.

    Conference Call and Webcast

    The Company will conduct a conference call to review fourth quarter and full year 2006 results at 8:30 AM Pacific Time (11:30 AM Eastern Time) on January 19, 2007. Interested parties calling from locations within the United States should call 888-428-4480 (612-234-9960 from outside the United States) 10 minutes prior to the beginning of the conference.

    A live webcast of the call will be available at http://www.uboc.com. You may access the Investor Relations section of the website via the "About Union Bank" link from the homepage. The webcast replay will be available on the website within 24 hours after the conclusion of the call, and will remain on the website for a period of one year.

    A recorded playback of the conference call will be available by calling 800-475-6701, (320-365-3844 from outside the United States) from approximately 12:00 PM Pacific Time (3:00 PM Eastern Time), January 19, through 11:59 PM Pacific Time, January 26 (2:59 AM Eastern Time, January 27). The reservation number for this playback is 852813.

    Based in San Francisco, UnionBanCal Corporation is a bank holding company with assets of $52.6 billion at December 31, 2006. Its primary subsidiary, Union Bank of California, N.A., had 321 banking offices in California, Oregon and Washington, and 2 international offices at December 31, 2006.



               UnionBanCal Corporation and Subsidiaries
                   Financial Highlights (Unaudited)
                              Exhibit 1
                                                          Percent
                                                         Change to
                         As of and for the             Dec. 31, 2006
                         Three Months Ended                 from
               -------------------------------------- ----------------
                   Dec.         Sept.        Dec.       Dec.    Sept.
                    31,          30,          31,        31,     30,
(Dollars in
 thousands,
 except per
 share data)      2005         2006         2006       2005    2006
-------------- ------------ ------------ ------------ ----------------
Results of
 operations:
Net interest
 income (1)       $481,828     $460,596     $448,619   (6.89%) (2.60%)
Noninterest
 income            183,420      217,255      224,106    22.18%   3.15%
               ------------ ------------ ------------
Total revenue      665,248      677,851      672,725     1.12% (0.76%)
Noninterest
 expense           429,198      417,021      441,693     2.91%   5.92%
(Reversal of)
 provision for
 loan losses       (10,000)           -        3,000        nm      nm
               ------------ ------------ ------------
Income from
 continuing
 operations
  before
   income
   taxes (1)       246,050      260,830      228,032   (7.32%)(12.57%)
Taxable-
 equivalent
 adjustment          1,228        1,872        1,923    56.60%   2.72%
Income tax
 expense
 (benefit)          82,657       87,048       (1,632)       nm      nm
               ------------ ------------ ------------
Income from
 continuing
 operations       $162,165     $171,910     $227,741    40.44%  32.48%
Income (loss)
 from
 discontinued
 operations        146,324       (1,204)      (1,307)       nm (8.55%)
               ------------ ------------ ------------
Net income        $308,489     $170,706     $226,434  (26.60%)  32.65%
               ============ ============ ============

Per common
 share:
Basic
 earnings:
  From
   continuing
   operations        $1.12        $1.22        $1.63    45.54%  33.61%
  Net income          2.14         1.21         1.62  (24.30%)  33.88%
Diluted
 earnings:
  From
   continuing
   operations         1.10         1.21         1.61    46.36%  33.06%
  Net income          2.09         1.20         1.61  (22.97%)  34.17%
Dividends (2)         0.41         0.47         0.47    14.63%   0.00%
Book value
 (end of
 period)             31.62        33.17        32.86     3.92% (0.93%)
Common shares
 outstanding
 (end of
 period)       144,207,072  140,326,737  139,107,254   (3.54%) (0.87%)
Weighted
 average
 common shares
  outstanding
   - basic     144,466,374  140,941,823  139,390,487   (3.51%) (1.10%)
Weighted
 average
 common shares
  outstanding
   - diluted   147,385,734  142,566,089  141,025,758   (4.32%) (1.08%)

Balance sheet
 (end of
 period):
Total assets
 (3)           $49,416,002  $52,013,256  $52,619,576     6.48%   1.17%
Total loans     33,095,595   35,673,469   36,671,723    10.81%   2.80%
Nonperforming
 assets             61,645       47,803       42,365  (31.28%)(11.38%)
Total deposits  40,082,239   41,820,206   41,969,368     4.71%   0.36%
Stockholders'
 equity          4,559,700    4,654,789    4,571,401     0.26% (1.79%)

Balance sheet
 (period
 average):
Total assets   $48,406,487  $50,777,419  $51,671,465     6.74%   1.76%
Total loans     33,260,944   35,965,823   37,495,315    12.73%   4.25%
Earning assets  43,451,686   45,854,645   46,860,166     7.84%   2.19%
Total deposits  40,253,861   40,582,139   41,320,468     2.65%   1.82%
Stockholders'
 equity          4,488,396    4,578,635    4,638,801     3.35%   1.31%

Financial
 ratios (4):
Return on
 average
 assets (5) :
  From
   continuing
   operations         1.33%        1.34%        1.75%
  Net income          2.53%        1.33%        1.74%
Return on
 average
 stockholders'
 equity (5) :
  From
   continuing
   operations        14.33%       14.90%       19.48%
  Net income         27.27%       14.79%       19.37%
Efficiency
 ratio (6)           63.77%       61.55%       65.36%
Net interest
 margin (1)           4.42%        4.00%        3.81%
Dividend
 payout ratio        36.61%       38.52%       28.83%
Tangible
 equity ratio         8.31%        8.09%        7.84%
Tier 1 risk-
 based capital
 ratio (3) (7)        9.17%        8.68%        8.68%
Total risk-
 based capital
 ratio (3) (7)       11.10%       11.74%       11.71%
Leverage ratio
 (3) (7)              8.39%        8.47%        8.44%
Allowances for
 credit losses
 to total
 loans (8)            1.32%        1.14%        1.12%
Allowances for
 credit losses
 to nonaccrual
 loans (8)          743.58%      850.01%      987.06%
Net loans
 charged off
 (recovered)
to average
 total loans
 (5)                  0.03%        0.02%      (0.01%)
Nonperforming
 assets to
 total loans
 and
 foreclosed
 assets               0.19%        0.13%        0.12%
Nonperforming
 assets to
 total assets
 (3)                  0.12%        0.09%        0.08%

--------------
Refer to Exhibit 11 for footnote explanations.




               UnionBanCal Corporation and Subsidiaries
                   Financial Highlights (Unaudited)
                              Exhibit 2
                                                              Percent
                                                               Change
                                                                 to
                                    As of and for the Twelve  December
                                           Months Ended         31,
                                                                2006
                                                                from
                                    ------------------------- --------
                                    December 31, December 31, December
                                                                 31,
(Dollars in thousands, except per
 share data)                           2005         2006       2005
----------------------------------- ------------ ------------ --------
Results of operations:
Net interest income (1)              $1,843,466   $1,844,556     0.06%
Noninterest income                      804,787      878,499     9.16%
                                    ------------ ------------
Total revenue                         2,648,253    2,723,055     2.82%
Noninterest expense                   1,607,246    1,686,288     4.92%
Reversal of allowance for loan
 losses                                 (50,683)      (5,000) (90.13%)
                                    ------------ ------------
Income from continuing operations
before income taxes (1)               1,091,690    1,041,767   (4.57%)
Taxable-equivalent adjustment             4,352        6,401    47.08%
Income tax expense                      356,698      271,623  (23.85%)
                                    ------------ ------------
Income from continuing operations      $730,640     $763,743     4.53%
Income (loss) from discontinued
 operations                             132,293      (10,747)    nm
                                    ------------ ------------
Net income                             $862,933     $752,996  (12.74%)
                                    ============ ============

Per common share:
Basic earnings:
  From continuing operations              $5.04        $5.39     6.94%
  Net income                               5.95         5.32  (10.59%)
Diluted earnings:
  From continuing operations               4.94         5.31     7.49%
  Net income                               5.84         5.24  (10.27%)
Dividends (2)                              1.59         1.82    14.47%
Book value (end of period)                31.62        32.86     3.92%
Common shares outstanding (end of
 period)                            144,207,072  139,107,254   (3.54%)
Weighted average common shares
outstanding - basic                 145,109,058  141,620,081   (2.40%)
Weighted average common shares
outstanding - diluted               147,791,565  143,754,865   (2.73%)

Balance sheet (end of period):
Total assets (3)                    $49,416,002  $52,619,576     6.48%
Total loans                          33,095,595   36,671,723    10.81%
Nonperforming assets                     61,645       42,365  (31.28%)
Total deposits                       40,082,239   41,969,368     4.71%
Stockholders' equity                  4,559,700    4,571,401     0.26%

Balance sheet (period average):
Total assets                        $47,610,818  $49,992,481     5.00%
Total loans                          31,452,606   35,704,129    13.52%
Earning assets                       42,796,688   45,080,843     5.34%
Total deposits                       39,543,986   40,121,139     1.46%
Stockholders' equity                  4,280,085    4,574,185     6.87%

Financial ratios (4):
Return on average assets:
  From continuing operations               1.53%        1.53%
  Net income                               1.81%        1.51%
Return on average stockholders'
 equity:
  From continuing operations              17.07%       16.70%
  Net income                              20.16%       16.46%
Efficiency ratio (6)                      60.75%       62.67%
Net interest margin (1)                    4.31%        4.09%
Dividend payout ratio                     31.55%       33.77%
Tangible equity ratio                      8.31%        7.84%
Tier 1 risk-based capital ratio (3)
 (7)                                       9.17%        8.68%
Total risk-based capital ratio (3)
 (7)                                      11.10%       11.71%
Leverage ratio (3) (7)                     8.39%        8.44%
Allowance for credit losses to
 total loans (8)                           1.32%        1.12%
Allowance for credit losses to
 nonaccrual loans (8)                    743.58%      987.06%
Net loans charged off (recovered)
to average total loans                   (0.01%)        0.04%
Nonperforming assets to total loans
 and foreclosed assets                     0.19%        0.12%
Nonperforming assets to total
 assets (3)                                0.12%        0.08%

-----------------------------------
Refer to Exhibit 11 for footnote explanations.




               UnionBanCal Corporation and Subsidiaries
       Condensed Consolidated Statements of Income (Unaudited)
                      (Taxable-Equivalent Basis)
                              Exhibit 3


                  For the Three Months Ended   For the Twelve Months
                                                        Ended
                 ----------------------------- -----------------------
                 Dec. 31,  Sept. 30, Dec. 31,       December 31,
(Dollars in
 thousands,
 except per
 share data)       2005      2006      2006       2005        2006
---------------- --------- --------- --------- ----------- -----------
Interest Income
 (1)
 Loans           $497,046  $575,799  $595,225  $1,802,853  $2,232,029
 Securities        95,436   108,609   110,916     397,775     420,884
 Interest
  bearing
  deposits in
  banks             1,244       411     1,047       2,676       2,617
 Federal funds
  sold and
  securities
  purchased
  under resale
  agreements        6,129    12,024     4,924      20,535      25,518
 Trading account
  assets            1,422     1,832     1,791       4,494       6,838
                 --------- --------- --------- ----------- -----------
  Total interest
   income         601,277   698,675   713,903   2,228,333   2,687,886
                 --------- --------- --------- ----------- -----------

Interest Expense
 Deposits          97,303   182,298   208,423     303,351     649,707
 Federal funds
  purchased and
  securities sold
  under
  repurchase
  agreements        1,042     4,891     9,716      10,372      31,864
 Commercial
  paper             9,911    20,835    22,595      31,672      75,015
 Medium and
  long-term debt    9,695    21,974    21,193      32,206      70,439
 Trust notes          238       239       238         953         953
 Other borrowed
  funds             1,260     7,842     3,119       6,313      15,352
                 --------- --------- --------- ----------- -----------
  Total interest
   expense        119,449   238,079   265,284     384,867     843,330
                 --------- --------- --------- ----------- -----------

Net Interest
 Income (1)       481,828   460,596   448,619   1,843,466   1,844,556
 (Reversal of)
  provision for
  loan losses     (10,000)        -     3,000     (50,683)     (5,000)
                 --------- --------- --------- ----------- -----------
  Net interest
   income after
   (reversal of)
   provision for
   loan losses    491,828   460,596   445,619   1,894,149   1,849,556
                 --------- --------- --------- ----------- -----------

Noninterest
 Income
 Service charges
  on deposit
  accounts         80,030    79,083    77,092     323,865     319,647
 Trust and
  investment
  management
  fees             46,465    47,555    49,036     173,518     195,086
 Insurance
  commissions      19,739    17,301    17,976      78,915      72,547
 Merchant
  banking fees      8,261    11,655    13,905      43,898      42,185
 Brokerage
  commissions
  and fees          7,171     8,531     9,155      30,038      35,811
 Foreign
  exchange
  gains, net        8,332     8,179     7,916      33,902      32,220
 Card processing
  fees, net         6,437     7,241     7,256      25,105      28,400
 Securities
  gains
  (losses), net   (36,750)       43       420     (50,039)      2,242
 Other             43,735    37,667    41,350     145,585     150,361
                 --------- --------- --------- ----------- -----------
  Total
   noninterest
   income         183,420   217,255   224,106     804,787     878,499
                 --------- --------- --------- ----------- -----------

Noninterest
 Expense
 Salaries and
  employee
  benefits        232,496   244,613   250,791     934,354     996,536
 Net occupancy     41,048    35,753    38,662     141,299     141,771
 Outside
  services         40,942    31,890    26,184     117,190     117,387
 Equipment         18,042    17,387    17,678      68,206      69,833
 Software          15,427    15,334    16,978      58,511      63,979
 Professional
  services          9,369    12,169    19,862      45,500      63,616
 Communications    10,959     9,942     9,876      41,909      40,431
 Foreclosed
  asset expense
  (income)            (29)     (183)       10      (5,635)    (15,322)
 (Reversal of)
  provision for
  losses on off-
  balance sheet
  commitments       5,000         -     2,000       4,000      (5,000)
 Other             55,944    50,116    59,652     201,912     213,057
                 --------- --------- --------- ----------- -----------
  Total
   noninterest
   expense        429,198   417,021   441,693   1,607,246   1,686,288
                 --------- --------- --------- ----------- -----------

 Income from
  continuing
  operations
  before income
  taxes (1)       246,050   260,830   228,032   1,091,690   1,041,767
 Taxable-
  equivalent
  adjustment        1,228     1,872     1,923       4,352       6,401
 Income tax
  expense
  (benefit)        82,657    87,048    (1,632)    356,698     271,623

                 --------- --------- --------- ----------- -----------
Income from
 Continuing
 Operations       162,165   171,910   227,741     730,640     763,743
                 --------- --------- --------- ----------- -----------

 Income (loss)
  from
  discontinued
  operations
  before income
  taxes           227,967    (2,061)   (1,824)    205,582     (17,057)
 Income tax
  expense
  (benefit)        81,643      (857)     (517)     73,289      (6,310)
                 --------- --------- --------- ----------- -----------
Income (Loss)
 from
 Discontinued
 Operations       146,324    (1,204)   (1,307)    132,293     (10,747)
                 --------- --------- --------- ----------- -----------
Net Income       $308,489  $170,706  $226,434    $862,933    $752,996
                 ========= ========= ========= =========== ===========

Income from
 continuing
 operations per
 common share -
 basic              $1.12     $1.22     $1.63       $5.04       $5.39
Net income per
 common share -
 basic              $2.14     $1.21     $1.62       $5.95       $5.32
                 ========= ========= ========= =========== ===========
Income from
 continuing
 operations per
 common share -
 diluted            $1.10     $1.21     $1.61       $4.94       $5.31
Net income per
 common share -
 diluted            $2.09     $1.20     $1.61       $5.84       $5.24
                 ========= ========= ========= =========== ===========
Weighted average
 common shares
 outstanding -
 basic            144,466   140,942   139,390     145,109     141,620
                 ========= ========= ========= =========== ===========
Weighted average
 common shares
 outstanding -
 diluted          147,386   142,566   141,026     147,792     143,755
                 ========= ========= ========= =========== ===========


----------------
Refer to Exhibit 11 for footnote explanations.




               UnionBanCal Corporation and Subsidiaries
                     Consolidated Balance Sheets
                             (Unaudited)
                              Exhibit 4
                                                   December 31,
                                             -------------------------
(Dollars in thousands)                          2005         2006
-------------------------------------------- ------------ ------------
Assets
 Cash and due from banks                      $2,402,212   $2,213,782
 Interest bearing deposits in banks              771,164      824,456
 Federal funds sold and securities purchased
  under resale agreements                        796,500      943,200
                                             ------------ ------------
  Total cash and cash equivalents              3,969,876    3,981,438
Trading account assets                           312,655      376,321
Securities available for sale:
 Securities pledged as collateral                 96,994       89,184
 Held in portfolio                             8,072,286    8,667,038
Loans (net of allowance for loan losses:
 2005, $351,532; 2006, $331,077)              32,744,063   36,340,646
Due from customers on acceptances                 19,252       17,834
Premises and equipment, net                      536,074      495,302
Intangible assets                                 42,616       28,930
Goodwill                                         454,015      453,489
Other assets                                   2,113,577    2,148,954
Assets of discontinued operations to be
 disposed or sold                              1,054,594       20,440
                                             ------------ ------------
  Total assets                               $49,416,002  $52,619,576
                                             ============ ============

Liabilities
 Noninterest bearing                         $19,489,377  $17,078,332
 Interest bearing                             20,592,862   24,891,036
                                             ------------ ------------
  Total deposits                              40,082,239   41,969,368
Federal funds purchased and securities sold
 under repurchase agreements                     651,529    1,083,927
Commercial paper                                 680,027    1,661,163
Other borrowed funds                             134,485      432,401
Acceptances outstanding                           19,252       17,834
Other liabilities                              1,466,478    1,545,165
Medium and long-term debt                        801,095    1,318,847
Junior subordinated debt payable to
 subsidiary grantor trust                         15,338       14,885
Liabilities of discontinued operations to be
 extinguished or assumed                       1,005,859        4,585
                                             ------------ ------------
  Total liabilities                           44,856,302   48,048,175
                                             ------------ ------------



Stockholders' Equity
Preferred stock:
 Authorized 5,000,000 shares; no shares
  issued or outstanding as of December 31,
  2005 or 2006                                         -            -
Common stock, par value $1 per share:
 Authorized 300,000,000 shares; issued
  154,469,215 shares in 2005 and 156,460,057
  shares in 2006                                 154,469      156,460
Additional paid-in capital                       994,956    1,083,649
Treasury stock - 10,262,143 shares in 2005
 and 17,352,803 in 2006                         (612,732)  (1,064,606)
Retained earnings                              4,141,400    4,655,272
Accumulated other comprehensive loss            (118,393)    (259,374)
                                             ------------ ------------
  Total stockholders' equity                   4,559,700    4,571,401
                                             ------------ ------------
  Total liabilities and stockholders' equity $49,416,002  $52,619,576
                                             ============ ============


--------------------------------------------
Refer to Exhibit 11 for footnote explanations.




               UnionBanCal Corporation and Subsidiaries
                          Loans (Unaudited)
                              Exhibit 5

                                                     Percent Change to
                              Three Months Ended     December 31, 2006
                                                            from
                          -------------------------- -----------------
                            Dec.    Sept.     Dec.     Dec.    Sept.
                             31,      30,      31,      31,      30,
(Dollars in millions)      2005     2006     2006     2005     2006
------------------------- -------- -------- -------- -------- --------

Loans (period average)
 Commercial, financial
  and industrial          $11,981  $13,237  $14,168    18.25%    7.03%
 Construction               1,414    1,991    2,183    54.38%    9.64%
 Mortgage - Commercial      5,653    5,681    5,815     2.87%    2.36%
 Mortgage - Residential    11,143   11,971   12,222     9.68%    2.10%
 Consumer                   2,490    2,507    2,520     1.20%    0.52%
 Lease financing              576      570      580     0.69%    1.75%
                          -------- -------- --------

  Total loans held to
   maturity               $33,257  $35,957  $37,488    12.72%    4.26%
  Total loans held for
   sale                         4        9        7    75.00% (22.22%)
                          -------- -------- --------

   Total loans            $33,261  $35,966  $37,495    12.73%    4.25%
                          ======== ======== ========

Nonperforming assets
 (period end)
 Nonaccrual loans:
  Commercial, financial
   and industrial             $50      $14       $7  (86.00%) (50.00%)
  Mortgage - Commercial         9       19       19     nm       0.00%
  Lease                         -       15       15     nm       0.00%
                          -------- -------- --------

 Total nonaccrual loans        59       48       41  (30.51%) (14.58%)
 Foreclosed assets              3        -        1  (66.67%)    nm
                          -------- -------- --------

 Total nonperforming
  assets                      $62      $48      $42  (32.26%) (12.50%)
                          ======== ======== ========

 Loans 90 days or more
  past due and still
  accruing                     $5       $4       $9    80.00%    nm

Analysis of Allowances
 for Credit Losses
 Beginning balance           $364     $329     $327

 (Reversal of) provision
  for loan losses             (10)       -        3

 Loans charged off:
  Commercial, financial
   and industrial              (4)      (4)      (3)
  Real estate                  (1)       -        -
  Consumer                     (1)      (1)      (1)
                          -------- -------- --------
   Total loans charged
    off                        (6)      (5)      (4)
                          -------- -------- --------

 Loans recovered:
  Commercial, financial
   and industrial               3        3        5
  Consumer                      1        -        -
                          -------- -------- --------
   Total loans recovered        4        3        5
                          -------- -------- --------
   Net loans (charged
    off) recovered             (2)      (2)       1
                          -------- -------- --------

 Ending balance of
  allowance for loan
  losses                     $352     $327     $331
 Allowance for off-
  balance sheet
  commitment losses            86       79       81

 Allowances for credit
  losses                     $438     $406     $412
                          ======== ======== ========

-------------------------
Refer to Exhibit 11 for footnote
 explanations.




               UnionBanCal Corporation and Subsidiaries
                   Net Interest Income (Unaudited)
                              Exhibit 6


                                       For the Three Months Ended
                                    ----------------------------------
                                           December 31, 2005
                                    --------------------------------
                                                  Interest  Average
                                       Average     Income/   Yield/
(Dollars in thousands)                 Balance    Expense  Rate (5)
                                                     (9)      (9)
------------------------------------------------- --------------------
Assets
Loans (10)
Commercial, financial and industrial $11,981,953  $189,085     6.26 %
Construction                           1,413,658    24,249     6.81
Residential mortgage                  11,145,906   139,513     5.01
Commercial mortgage                    5,653,091    94,632     6.64
Consumer                               2,490,315    44,064     7.02
Lease financing                          576,021     5,503     3.82
                                    ------------- ---------
     Total loans                      33,260,944   497,046     5.94
Securities - taxable                   9,027,589    94,135     4.17
Securities - tax-exempt                   65,582     1,301     7.93
Interest bearing deposits in banks       157,604     1,244     3.13
Federal funds sold and securities
 purchased under resale agreements       595,208     6,129     4.09
Trading account assets                   344,759     1,422     1.64
                                    ------------- ---------
     Total earning assets             43,451,686   601,277     5.51
                                                  ---------
Allowance for loan losses               (362,676)
Cash and due from banks                2,268,566
Premises and equipment, net              520,586
Other assets                           2,528,325
                                    -------------
     Total assets                    $48,406,487
                                    =============
Liabilities
Deposits:
Transaction accounts                 $13,523,357    57,469     1.69
Savings and consumer time              4,550,219    17,407     1.52
Large time                             2,916,187    22,427     3.05
                                    ------------- ---------
     Total interest bearing deposits  20,989,763    97,303     1.84
                                    ------------- ---------
Federal funds purchased and
 securities sold under repurchase
 agreements                              533,068     5,025     3.74
Net funding allocated from (to)
 discontinued operations (11)           (422,508)   (3,983)    3.74
Commercial paper                       1,108,434     9,911     3.55
Other borrowed funds                     121,401     1,260     4.12
Medium and long-term debt                804,346     9,695     4.78
Trust notes                               15,393       238     6.19
                                    ------------- ---------
     Total borrowed funds              2,160,134    22,146     4.07
                                    ------------- ---------
     Total interest bearing
      liabilities                     23,149,897   119,449     2.05
                                                  ---------
Noninterest bearing deposits          19,264,098
Other liabilities                      1,504,096
                                    -------------
     Total liabilities                43,918,091
Stockholders' Equity
Common equity                          4,488,396
                                    -------------
     Total stockholders' equity        4,488,396
                                    -------------
     Total liabilities and
      stockholders' equity           $48,406,487
                                    =============
Reported Net Interest Income/Margin
Net interest income/margin
(taxable-equivalent basis)                         481,828     4.42 %
Less: taxable-equivalent adjustment                  1,228
                                                  ---------
     Net interest income                          $480,600
                                                  =========

----------------------------------------------------------------------


                                          For the Three Months Ended
                                        ------------------------------
                                              December 31, 2006
                                        ------------------------------
                                                    Interest  Average
                                          Average    Income/  Yield/
(Dollars in thousands)                    Balance   Expense  Rate (5)
                                                       (9)      (9)
----------------------------------------------------------------------
Assets
Loans (10)
Commercial, financial and industrial    $14,173,007 $234,687    6.57 %
Construction                              2,183,227   42,865    7.79
Residential mortgage                     12,223,931  159,785    5.23
Commercial mortgage                       5,815,299  104,633    7.14
Consumer                                  2,520,250   49,813    7.84
Lease financing                             579,601    3,442    2.38
                                        ---------------------
     Total loans                         37,495,315  595,225    6.31
Securities - taxable                      8,535,024  109,738    5.14
Securities - tax-exempt                      58,938    1,178    8.00
Interest bearing deposits in banks           74,471    1,047    5.58
Federal funds sold and securities
 purchased under resale agreements          365,894    4,924    5.34
Trading account assets                      330,524    1,791    2.15
                                        ---------------------
     Total earning assets                46,860,166  713,903    6.06
                                                    ---------
Allowance for loan losses                  (327,525)
Cash and due from banks                   1,963,658
Premises and equipment, net                 504,358
Other assets                              2,670,808
                                        ------------
     Total assets                       $51,671,465
                                        ============
Liabilities
Deposits:
Transaction accounts                    $13,475,864   91,258    2.69
Savings and consumer time                 4,502,954   27,910    2.46
Large time                                7,208,863   89,255    4.91
                                        ---------------------
     Total interest bearing deposits     25,187,681  208,423    3.28
                                        ---------------------
Federal funds purchased and securities
 sold under repurchase agreements           768,941   10,054    5.19
Net funding allocated from (to)
 discontinued operations (11)               (22,913)    (338)   5.85
Commercial paper                          1,784,097   22,595    5.02
Other borrowed funds                        223,406    3,119    5.54
Medium and long-term debt                 1,428,937   21,193    5.88
Trust notes                                  14,940      238    6.38
                                        ---------------------
     Total borrowed funds                 4,197,408   56,861    5.37
                                        ---------------------
     Total interest bearing liabilities  29,385,089  265,284    3.58
                                                    ---------
Noninterest bearing deposits             16,132,787
Other liabilities                         1,514,788
                                        ------------
     Total liabilities                   47,032,664
Stockholders' Equity
Common equity                             4,638,801
                                        ------------
     Total stockholders' equity           4,638,801
                                        ------------
     Total liabilities and stockholders'
      equity                            $51,671,465
                                        ============
Reported Net Interest Income/Margin
Net interest income/margin
(taxable-equivalent basis)                           448,619    3.81 %
Less: taxable-equivalent adjustment                    1,923
                                                    ---------
     Net interest income                            $446,696
                                                    =========

---------------------------------------------------------------------

 Average Assets and Liabilities of Discontinued
  Operations for Period Ended:
                                           Dec. 31,       Dec. 31,
                                              2005           2006
                                          -----------     ---------
 Assets                                   $1,668,335       $26,664
 Liabilities                              $1,245,827        $3,751
 Net Asset                                  $422,508       $22,913

---------------------------------------------------------------------

---------------------------------------
Refer to Exhibit 11 for footnote explanations.




               UnionBanCal Corporation and Subsidiaries
                   Net Interest Income (Unaudited)
                              Exhibit 7


                                         For the Three Months Ended
                                       -------------------------------
                                             September 30, 2006
                                       ------------------------------
                                                   Interest   Average
                                         Average    Income/   Yield/
(Dollars in thousands)                   Balance   Expense   Rate (5)
                                                      (9)       (9)
-------------------------------------- --------------------- ---------
Assets
Loans: (10)
Commercial, financial and industrial   $13,244,947 $225,177     6.74 %
Construction                             1,990,535   39,147     7.80
Residential mortgage                    11,972,024  154,983     5.18
Commercial mortgage                      5,680,603  102,577     7.16
Consumer                                 2,507,524   49,672     7.86
Lease financing                            570,190    4,243     2.98
                                       ---------------------
     Total loans                        35,965,823  575,799     6.37
Securities - taxable                     8,548,420  107,378     5.02
Securities - tax-exempt                     59,644    1,231     8.26
Interest bearing deposits in banks          37,351      411     4.37
Federal funds sold and securities
 purchased under resale agreements         894,039   12,024     5.34
Trading account assets                     349,368    1,832     2.08
                                       ---------------------
     Total earning assets               45,854,645  698,675     6.06
                                                   ---------
Allowance for loan losses                 (328,399)
Cash and due from banks                  2,063,653
Premises and equipment, net                497,957
Other assets                             2,689,563
                                       ------------
     Total assets                      $50,777,419
                                       ============
Liabilities
Deposits:
Transaction accounts                   $12,405,367   73,826     2.36
Savings and consumer time                4,493,082   25,682     2.27
Large time                               6,692,874   82,790     4.91
                                       ---------------------
     Total interest bearing deposits    23,591,323  182,298     3.07
                                       ---------------------
Federal funds purchased and securities
 sold under repurchase agreements          419,665    5,345     5.05
Net funding allocated from (to)
 discontinued operations (11)              (34,738)    (454)    5.18
Commercial paper                         1,645,428   20,835     5.02
Other borrowed funds                       577,533    7,842     5.39
Medium and long-term debt                1,496,207   21,974     5.83
Trust notes                                 15,054      239     6.33
                                       ---------------------
     Total borrowed funds                4,119,149   55,781     5.37
                                       ---------------------
     Total interest bearing
      liabilities                       27,710,472  238,079     3.41
                                                   ---------
Noninterest bearing deposits            16,990,816
Other liabilities                        1,497,496
                                       ------------
     Total liabilities                  46,198,784
Stockholders' Equity
Common equity                            4,578,635
                                       ------------
     Total stockholders' equity          4,578,635
                                       ------------
     Total liabilities and
      stockholders' equity             $50,777,419
                                       ============
Reported Net Interest Income/Margin
Net interest income/margin
(taxable-equivalent basis)                          460,596     4.00 %
Less: taxable-equivalent adjustment                   1,872
                                                   ---------
     Net interest income                           $458,724
                                                   =========

----------------------------------------------------------------------


                                         For the Three Months Ended
                                       ------------------------------
                                             December 31, 2006
                                       ------------------------------
                                                   Interest   Average
                                         Average    Income/   Yield/
(Dollars in thousands)                   Balance   Expense   Rate (5)
                                                      (9)       (9)
------------------------------------------------------------ ---------
Assets
Loans: (10)
Commercial, financial and industrial   $14,173,007 $234,687     6.57 %
Construction                             2,183,227   42,865     7.79
Residential mortgage                    12,223,931  159,785     5.23
Commercial mortgage                      5,815,299  104,633     7.14
Consumer                                 2,520,250   49,813     7.84
Lease financing                            579,601    3,442     2.38
                                       ---------------------
     Total loans                        37,495,315  595,225     6.31
Securities - taxable                     8,535,024  109,738     5.14
Securities - tax-exempt                     58,938    1,178     8.00
Interest bearing deposits in banks          74,471    1,047     5.58
Federal funds sold and securities
 purchased under resale agreements         365,894    4,924     5.34
Trading account assets                     330,524    1,791     2.15
                                       ---------------------
     Total earning assets               46,860,166  713,903     6.06
                                                   ---------
Allowance for loan losses                 (327,525)
Cash and due from banks                  1,963,658
Premises and equipment, net                504,358
Other assets                             2,670,808
                                       ------------
     Total assets                      $51,671,465
                                       ============
Liabilities
Deposits:
Transaction accounts                   $13,475,864   91,258     2.69
Savings and consumer time                4,502,954   27,910     2.46
Large time                               7,208,863   89,255     4.91
                                       ---------------------
     Total interest bearing deposits    25,187,681  208,423     3.28
                                       ---------------------
Federal funds purchased and securities
 sold under repurchase agreements          768,941   10,054     5.19
Net funding allocated from (to)
 discontinued operations (11)              (22,913)    (338)    5.85
Commercial paper                         1,784,097   22,595     5.02
Other borrowed funds                       223,406    3,119     5.54
Medium and long-term debt                1,428,937   21,193     5.88
Trust notes                                 14,940      238     6.38
                                       ---------------------
     Total borrowed funds                4,197,408   56,861     5.37
                                       ---------------------
     Total interest bearing liabilities 29,385,089  265,284     3.58
                                                   ---------
Noninterest bearing deposits            16,132,787
Other liabilities                        1,514,788
                                       ------------
     Total liabilities                  47,032,664
Stockholders' Equity
Common equity                            4,638,801
                                       ------------
     Total stockholders' equity          4,638,801
                                       ------------
     Total liabilities and
      stockholders' equity             $51,671,465
                                       ============
Reported Net Interest Income/Margin
Net interest income/margin
(taxable-equivalent basis)                          448,619     3.81 %
Less: taxable-equivalent adjustment                   1,923
                                                   ---------
     Net interest income                           $446,696
                                                   =========

---------------------------------------------------------------------

Average Assets and Liabilities of Discontinued Operations for Period
 Ended:
                                           Sept. 30,     Dec. 31,
                                              2006          2006
                                           ----------    ---------
 Assets                                      $41,135      $26,664
 Liabilities                                  $6,397       $3,751
 Net Asset                                   $34,738      $22,913

---------------------------------------------------------------------

-----------------------------------------
Refer to Exhibit 11 for footnote explanations.




               UnionBanCal Corporation and Subsidiaries
                   Net Interest Income (Unaudited)
                              Exhibit 8


                                      For the Twelve Months Ended
                                    ----------------------------------
                                           December 31, 2005
                                    --------------------------------
                                                  Interest   Average
                                      Average      Income/   Yield/
(Dollars in thousands)                Balance    Expense (9)Rate (9)
----------------------------------- ------------ --------------------
Assets
Loans: (10)
Commercial, financial and
 industrial                         $11,105,948    $677,590    6.10 %
Construction                          1,268,448      77,844    6.14
Residential mortgage                 10,513,671     515,485    4.90
Commercial mortgage                   5,529,222     348,788    6.31
Consumer                              2,444,011     159,493    6.53
Lease financing                         591,306      23,653    4.00
                                    ------------ -----------
Total loans                          31,452,606   1,802,853    5.73
Securities - taxable                 10,262,274     392,452    3.82
Securities - tax-exempt                  66,178       5,323    8.04
Interest bearing deposits in banks      112,247       2,676    2.38
Federal funds sold and securities
 purchased under resale agreements      610,735      20,535    3.36
Trading account assets                  292,648       4,494    1.54
                                    ------------ -----------
Total earning assets                 42,796,688   2,228,333    5.21
                                                 -----------
Allowance for loan losses              (389,398)
Cash and due from banks               2,247,905
Premises and equipment, net             520,084
Other assets                          2,435,539
                                    ------------
Total assets                        $47,610,818
                                    ============
Liabilities
Deposits:
Transaction accounts                $12,843,905     159,221    1.24
Savings and consumer time             4,667,868      60,248    1.29
Large time                            3,121,055      83,882    2.69
                                    ------------ -----------
Total interest bearing deposits      20,632,828     303,351    1.47
                                    ------------ -----------
Federal funds purchased and
 securities sold under repurchase
 agreements                             898,107      25,854    2.88
Net funding allocated from (to)
 discontinued operations (11)          (507,397)    (15,482)   3.05
Commercial paper                      1,086,088      31,672    2.92
Other borrowed funds                    168,220       6,313    3.75
Medium and long-term debt               807,592      32,206    3.99
Trust notes                              15,562         953    6.12
                                    ------------ -----------
Total borrowed funds                  2,468,172      81,516    3.30
                                    ------------ -----------
Total interest bearing liabilities   23,101,000     384,867    1.67
                                                 -----------
Noninterest bearing deposits         18,911,158
Other liabilities                     1,318,575
                                    ------------
Total liabilities                    43,330,733
Stockholders' Equity
Common equity                         4,280,085
                                    ------------
Total stockholders' equity            4,280,085
                                    ------------
Total liabilities and stockholders'
 equity                             $47,610,818
                                    ============
Reported Net Interest Income/Margin
Net interest income/margin
(taxable-equivalent basis)                        1,843,466    4.31 %
Less: taxable-equivalent adjustment                   4,352
                                                 -----------
Net interest income                              $1,839,114
                                                 ===========

----------------------------------------------------------------------


                                       For the Twelve Months Ended
                                     --------------------------------
                                            December 31, 2006
                                     --------------------------------
                                                  Interest    Average
                                       Average     Income/    Yield/
(Dollars in thousands)                 Balance   Expense (9) Rate (9)
------------------------------------------------------------ ---------
Assets
Loans: (10)
Commercial, financial and industrial $13,220,633   $869,884     6.58 %
Construction                           1,857,404    142,031     7.65
Residential mortgage                  11,846,908    607,977     5.13
Commercial mortgage                    5,702,858    404,749     7.10
Consumer                               2,505,770    192,156     7.67
Lease financing                          570,556     15,232     2.67
                                     -----------------------
Total loans                           35,704,129  2,232,029     6.25
Securities - taxable                   8,417,950    415,902     4.94
Securities - tax-exempt                   61,729      4,982     8.07
Interest bearing deposits in banks        51,534      2,617     5.08
Federal funds sold and securities
 purchased under resale agreements       497,318     25,518     5.13
Trading account assets                   348,183      6,838     1.96
                                     -----------------------
Total earning assets                  45,080,843  2,687,886     5.96
                                                 -----------
Allowance for loan losses               (334,720)
Cash and due from banks                2,063,342
Premises and equipment, net              508,889
Other assets                           2,674,127
                                     ------------
Total assets                         $49,992,481
                                     ============
Liabilities
Deposits:
Transaction accounts                 $12,938,620    292,899     2.26
Savings and consumer time              4,483,729     93,582     2.09
Large time                             5,656,370    263,226     4.65
                                     -----------------------
Total interest bearing deposits       23,078,719    649,707     2.82
                                     -----------------------
Federal funds purchased and
 securities sold under repurchase
 agreements                              701,614     33,711     4.80
Net funding allocated from (to)
 discontinued operations (11)            (37,770)    (1,847)    4.89
Commercial paper                       1,582,226     75,015     4.74
Other borrowed funds                     294,977     15,352     5.20
Medium and long-term debt              1,230,846     70,439     5.72
Trust notes                               15,109        953     6.31
                                     -----------------------
Total borrowed funds                   3,787,002    193,623     5.11
                                     -----------------------
Total interest bearing liabilities    26,865,721    843,330     3.14
                                                 -----------
Noninterest bearing deposits          17,042,420
Other liabilities                      1,510,155
                                     ------------
Total liabilities                     45,418,296
Stockholders' Equity
Common equity                          4,574,185
                                     ------------
Total stockholders' equity             4,574,185
                                     ------------
Total liabilities and stockholders'
 equity                              $49,992,481
                                     ============
Reported Net Interest Income/Margin
Net interest income/margin
(taxable-equivalent basis)                        1,844,556     4.09 %
Less: taxable-equivalent adjustment                   6,401
                                                 -----------
Net interest income                              $1,838,155
                                                 ===========

---------------------------------------------------------------------

Average Assets and Liabilities of Discontinued Operations for Period
 Ended:
                                          Dec. 31,       Dec. 31,
                                             2005           2006
                                         -----------     ----------
Assets                                   $1,897,622       $189,376
Liabilities                              $1,390,225       $151,606
Net Asset                                  $507,397        $37,770

---------------------------------------------------------------------

--------------------------------------
Refer to Exhibit 11 for footnote explanations.




               UnionBanCal Corporation and Subsidiaries

                    Noninterest income (Unaudited)
                              Exhibit 9

                                                    Percentage Change
                                                            to
                       For the Three Months Ended   December 31, 2006
                                                           From
                      ----------------------------- ------------------
                      Dec. 31,  Sept. 30, Dec. 31,  Dec. 31, Sept. 30,
 (Dollars in
  thousands)            2005      2006      2006     2005     2006
 -------------------- --------- --------- --------- ------------------
 Service charges on
  deposit accounts     $80,030   $79,083   $77,092   (3.67)%   (2.52)%
 Trust and investment
  management fees       46,465    47,555    49,036    5.53      3.11
 Insurance
  commissions           19,739    17,301    17,976   (8.93)     3.90
 Merchant banking
  fees                   8,261    11,655    13,905   68.32     19.31
 Brokerage
  commissions and
  fees                   7,171     8,531     9,155   27.67      7.31
 Foreign exchange
  gains, net             8,332     8,179     7,916   (4.99)    (3.22)
 Card processing
  fees, net              6,437     7,241     7,256   12.72      0.21
 Securities gains
  (losses), net        (36,750)       43       420       nm        nm
 Gain on private
  capital investments,
  net                    8,299     7,681     8,902    7.27     15.90
 Other                  35,436    29,986    32,448   (8.43)     8.21
                      --------- --------- ---------
  Total noninterest
   income             $183,420  $217,255  $224,106   22.18 %    3.15 %
                      ========= ========= =========


                   Noninterest expense (Unaudited)

                                                    Percentage Change
                                                            to
                                                    December 31, 2006
                       For the Three Months Ended          From
                      ----------------------------- ------------------
                      Dec. 31,  Sept. 30, Dec. 31,  Dec. 31, Sept. 30,
 (Dollars in
  thousands)            2005      2006      2006     2005     2006
 -------------------- --------- --------- --------- ------------------
 Salaries and other
  compensation        $191,797  $200,591  $202,511    5.59 %    0.96 %
 Employee benefits      40,699    44,022    48,280   18.63      9.67
                      --------- --------- ---------
  Salaries and
   employee benefits   232,496   244,613   250,791    7.87      2.53
 Net occupancy          41,048    35,753    38,662   (5.81)     8.14
 Outside services       40,942    31,890    26,184  (36.05)   (17.89)
 Professional
  services               9,369    12,169    19,862       nm    63.22
 Equipment              18,042    17,387    17,678   (2.02)     1.67
 Software               15,427    15,334    16,978   10.05     10.72
 Advertising and
  public relations      11,145    11,726    10,780   (3.28)    (8.07)
 Communications         10,959     9,942     9,876   (9.88)    (0.66)
 Data processing         7,985     7,933     8,668    8.55      9.27
 Intangible asset
  amortization           4,965     3,427     3,401  (31.50)    (0.76)
 Foreclosed asset
  expense (income)         (29)     (183)       10       nm        nm
 Provision for losses
  on
  off-balance sheet
   commitments           5,000         -     2,000  (60.00)        nm
 Other                  31,849    27,030    36,803   15.55     36.16
                      --------- --------- ---------
  Total noninterest
   expense            $429,198  $417,021  $441,693    2.91 %    5.92 %
                      ========= ========= =========


---------------------
Refer to Exhibit 11 for footnote explanations.




               UnionBanCal Corporation and Subsidiaries
                    Noninterest income (Unaudited)
                              Exhibit 10

                                                           Percentage
                                                            Change to
                                    For the Twelve Months   December
                                             Ended          31, 2006
                                                               From
                                    ----------------------------------
                                     Dec. 31,    Dec. 31,    Dec. 31,
 (Dollars in thousands)                2005        2006       2005
 ---------------------------------- ----------- ----------- ----------
 Service charges on deposit
  accounts                            $323,865    $319,647     (1.30)%
 Trust and investment management
  fees                                 173,518     195,086     12.43
 Insurance commissions                  78,915      72,547     (8.07)
 Merchant banking fees                  43,898      42,185     (3.90)
 Brokerage commissions and fees         30,038      35,811     19.22
 Foreign exchange gains, net            33,902      32,220     (4.96)
 Card processing fees, net              25,105      28,400     13.12
 Securities gains (losses), net        (50,039)      2,242         nm
 Gain on private capital
  investments, net                      27,187      23,112    (14.99)
 Other                                 118,398     127,249      7.48
                                    ----------- -----------
  Total noninterest income            $804,787    $878,499      9.16 %
                                    =========== ===========


                   Noninterest expense (Unaudited)

                                                            Percentage
                                                             Change to
                                                            December
                                    For the Twelve Months    31, 2006
                                             Ended             From
                                    ----------------------- ----------
                                     Dec. 31,    Dec. 31,    Dec. 31,
 (Dollars in thousands)                2005        2006       2005
 ---------------------------------- ----------- ----------- ----------
 Salaries and other compensation      $748,046    $799,050      6.82 %
 Employee benefits                     186,308     197,486      6.00
                                    ----------- -----------
  Salaries and employee benefits       934,354     996,536      6.66
 Net occupancy                         141,299     141,771      0.33
 Outside services                      117,190     117,387      0.17
 Equipment                              68,206      69,833      2.39
 Software                               58,511      63,979      9.35
 Professional services                  45,500      63,616     39.82
 Advertising and public relations       36,803      44,007     19.57
 Communications                         41,909      40,431     (3.53)
 Data processing                        32,687      31,844     (2.58)
 Intangible asset amortization          19,921      13,685    (31.30)
 Foreclosed asset income                (5,635)    (15,322)        nm
 (Reversal of) provision for
  allowance for
  losses on off-balance sheet
   commitments                           4,000      (5,000)        nm
 Other                                 112,501     123,521      9.80
                                    ----------- -----------
  Total noninterest expense         $1,607,246  $1,686,288      4.92 %
                                    =========== ===========


-----------------------------------
Refer to Exhibit 11 for footnote explanations.




               UnionBanCal Corporation and Subsidiaries

                              Footnotes
                              Exhibit 11
----------------------------------------------------------------------
 (1) Taxable-equivalent basis.
 (2) Dividends per share reflect dividends declared on UnionBanCal Corporation's common stock outstanding as of the declaration date.
 (3) End of period total assets and assets used in calculating these ratios include those of discontinued operations.
 (4) Average balances used to calculate our financial ratios are based on continuing operations data only, unless otherwise indicated.
 (5) Annualized.
 (6) The efficiency ratio is noninterest expense, excluding foreclosed asset expense (income) and the (reversal of) provision for losses on off-balance sheet commitments, as a percentage of net interest income (taxable-equivalent basis) and noninterest income, and is calculated for continuing operations only.
 (7) Estimated as of December 31, 2006. The regulatory capital and leverage ratios were not restated and therefore include discontinued operations.
 (8) The allowance for credit losses ratios include the allowances for loan losses and losses on off-balance sheet commitments. These ratios relate to continuing operations only.
 (9) Yields and interest income are presented on a taxable-equivalent basis using the federal statutory tax rate of 35 percent.
(10) Average balances on loans outstanding include all nonperforming loans and loans held for sale. The amortized portion of net loan origination fees (costs) is included in interest income on loans, representing an adjustment to the yield.
(11) Net funding allocated from (to) discontinued operations represents the shortage (excess) of assets over liabilities of discontinued operations. The expense (earning) on funds allocated from (to) discontinued operations is calculated by taking the net balance and applying an earnings rate or a cost of funds equivalent to the corresponding period's Federal funds purchased rate.
 nm = not meaningful




    CONTACT: UnionBanCal Corporation
             John A. Rice, Jr., 415-765-2998 (Investor Relations)
             Stephen L. Johnson, 415-765-3252 (Public Relations)
             Michelle R. Crandall, 415-765-2780 (Investor Relations)